Exhibit 1.01
Kimberly-Clark Corporation
Conflict Minerals Report
for the Year Ended December 31, 2016
This Conflict Minerals Report of Kimberly-Clark Corporation has been prepared for the period from January 1, 2016 to December 31, 2016. Unless the context indicates otherwise, “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
During 2016, certain of our operations manufactured, or contracted to manufacture, products for which 3TGs (as defined below) are necessary to their functionality or production (“Covered Products”). The term “3TGs” refers to columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten. The vast majority of our products do not contain 3TGs and our revenue from sales of Covered Products in 2016 was immaterial relative to our total net sales. In 2016, we manufactured or contracted for manufacture Covered Products primarily through our K-C Professional business. We have no reason to believe that any of the Covered Products are in our consumer businesses, which include our Personal Care and Consumer Tissue operating segments.
Electronic components account for a significant majority of any 3TGs present in our Covered Products. Electronic components commonly contain 3TGs for a variety of reasons (for example tin is usually present in solder). The Covered Products include dispensers (e.g., for hand sanitizers, soaps and paper products) which contain electronic sensors and actuators. In addition, certain of our welding kits may contain tin and tungsten in metal components of the kits.
We have developed a conflict minerals compliance program reasonably designed to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products are from recycled or scrap sources. Our conflict minerals compliance program is overseen by an internal team of subject matter experts from key functions (“Core Team”), with assistance from a Conflict-Free Sourcing Initiative (“CFSI”) member third-party consulting firm that executed certain procedures under our direction, supervision and oversight.
Description of Our Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any of the 3TGs in our Covered Products originated from one of the Covered Countries or was from recycled or scrap sources.
In conducting our RCOI, we used a risk-based approach. First, we identified our product materials which contain or potentially contain 3TGs necessary to their functionality or production. Second, we identified the direct suppliers of the materials, components and finished goods supplied to us for those products. Third, we categorized each supplier’s “supplier risk” as “high risk,” “medium risk,” “low risk” and “very low risk,” based on the supplier’s annual revenues and whether they are a U.S. publically held company. Fourth, we similarly risk-stratified each supplier’s “materials risk” based on the likelihood that the product materials they supply to us contain 3TGs. Fifth, we conducted a supply chain survey of our direct suppliers to provide information on the origin of any 3TGs contained in materials supplied to us in our Covered Products, including sources of 3TGs supplied to these direct suppliers from second-tier suppliers, as well as suppliers further upstream.

Our survey included those suppliers rated with a materials risk of high risk and medium risk. As we determined that it would not be necessary to survey all of our low risk and very low risk rated suppliers, in the first year of the conflict minerals program we developed a representative sample of those suppliers, taking into account the risk-based approach outlined above. This sampling program allowed us to confirm that the materials associated with our low risk and very low risk suppliers do not contain 3TGs.
We implemented and administered our supply chain survey with the assistance of our third-party consultant. The survey employed the Conflict Minerals Reporting Template (the “CMRT”) version 4.10 or higher, developed by the Conflict-Free Sourcing Initiative of the Electronic Industry Citizenship Coalition - Global eSustainability Initiative. The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters and refiners used by the supplier.
As of May 15, 2017, approximately 77% of our direct suppliers included in the supply chain survey have responded with a completed CMRT, including all of our high risk and medium risk suppliers. Our third-party consultant compared the list of smelters and refiners provided in our suppliers’ responses to the lists maintained by the CFSI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on the CFSI’s list of validated conflict-free smelters and refiners. Six suppliers indicated that their supply chains include smelters or refiners that potentially could be sourcing from the Covered Countries; however, we have validated in the due diligence process described below that the majority of these smelters and refiners have been certified as “conflict-free.” A significant majority of the supplier responses were unable to specify all smelters or refiners used for materials supplied to us. Furthermore, many of the responses were provided at the company or division level, rather than the product level, and therefore, their list of smelters and refiners cannot be definitively linked to the products they provided to us.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products. Our due diligence measures were designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.
Management Systems and Controls
Internal Team
We have a centralized, cross-functional conflict minerals Core Team to oversee the implementation and daily administration of the program, which includes geographically diverse representation from the following departments: Procurement; Legal; Finance; Internal Audit; and Environmental, Health, Safety & Sustainability. The Core Team periodically reports to senior management on program developments and progress. Our Senior Vice President & Chief Supply Chain Officer serves as the executive sponsor of the Conflict Minerals Compliance program. Members of the Core Team have formed and have participated in industry groups, forums, and conferences focused on compliance with responsible sourcing of conflict minerals and related legal requirements.

Control Systems
We address 3TGs sourced from the Covered Countries in our Supplier Social Compliance Standards, which are embedded in our Purchase Order Terms and Conditions and certain of our supplier agreements, as well as posted on our corporate website at: http://www.kimberly‑clark.com/sustainability/people/CSC.aspx
Our suppliers are required to source responsibly and adhere to our Supplier Social Compliance Standards, which require suppliers to source 3TGs from smelters and refiners who source outside of the Covered Countries or that are designated as “conflict-free” by the CFSI. These standards further require our suppliers to develop and provide written evidence of their own due diligence programs to promote “conflict-free” supply chains. We engage independent third-party audit firms to conduct Supplier Social Compliance audits (on-site inspections) of suppliers of certain commodity categories, particularly contract manufacturers. If an assessment reveals that the supplier is in violation of our Supplier Social Compliance Standards, we require that the supplier submit documentation showing that violations have been addressed and remediated. We conduct additional follow-up audits at our discretion to confirm compliance with our Supplier Social Compliance Standards. Any concerns regarding suppliers or our compliance program can be reported to our Corporate Social Compliance team as specified on our Corporate Social Compliance website. During 2016, we conducted 205 supplier audits covering 148 suppliers.
Supplier Engagement
We rely on our direct (tier one) suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from upstream suppliers.
In addition, to ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have offered training to our suppliers through webinars, videos, online courses and one-on-one discussions. We conduct periodic in-house training of our key functions, e.g., Research and Engineering; Procurement; and Environmental, Health, Safety & Sustainability, to educate employees to identify 3TGs in products and to work more closely with our suppliers to encourage responsible sourcing.
Grievance Mechanism
We maintain a comprehensive and multi-faceted system for the reporting of Code of Conduct violations, concerns and grievances. To ensure that every employee (and every stakeholder) has the ability to report concerns on an anonymous basis, we have established a Code of Conduct telephone helpline which is staffed by a professional independent company. This line is available 24 hours a day, 365 days a year, and one can give a report in any language. The reporting process and helpline contact information are posted on our external website. In addition, we sent our Code of Conduct, which includes information about the helpline, to all key suppliers during 2016.
Calls are investigated by various internal subject matter experts in our Compliance, Internal Audit, Global Security, Human Resources and Legal departments. We report summary results and statistics to our executive leadership and our Board of Directors as deemed appropriate.
Maintenance of Records
We have adopted a policy to retain relevant documentation for a minimum of five years.

Identify and Assess Risk in the Supply Chain
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the CFSI to verify the existence of the facility and to determine whether the facility is certified as conflict-free.
We classify each listed smelter or refiner as high, medium or low risk based on three scoring criteria: geographic proximity to the Covered Countries, Conflict-Free Sourcing Program audit status and known or plausible evidence of unethical or conflict sourcing. Based on these criteria, we have identified six facilities as being high risk. When a supplier reports a high risk facility on a CMRT, we initiate risk mitigation activities. When CMRT responses include any high or medium risk facility, our third-party consultant immediately requests the supplier to provide a product-specific CMRT to better identify any connection between the subject facilities and the products supplied to us.
If any smelter or refiner is not recognized by the CFSI, our third-party consultant conducts outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conflict-free, we conduct outreach providing education on the Conflict-Free Smelter Program and encouraging them to join this program.
Design and Implement a Strategy to Respond to Identified Risks
We have developed a risk management plan that includes the following elements:

•	Communication directly with executive officers of our suppliers of our conflict minerals requirements under our Supplier Social Compliance Standards, as described above.

•	Communication with suppliers who do not satisfy our due diligence requests to obtain more complete and accurate responses.

•	Additional follow up, due diligence, and/or risk mitigation activities, as appropriate, upon learning of changes in supplier circumstances or information.
Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
Report Annually on Supply Chain Due Diligence
We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.
Due Diligence Results
Attachment A lists the 311 legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conflict-free. The majority of the responses received either provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We are therefore unable to determine whether the smelters or refiners reported by certain suppliers processed the 3TGs in the materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Attachment B contains an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and publicly by the CFSI.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products with the greatest possible specificity, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners using the CFSI list, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.
This Report has not been audited, nor is an independent private sector audit required for this Report.
Risk Mitigation and Due Diligence Improvement
We have taken or intend to take the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:

•	Continue to review the refinement and expansion of the CFSI list of smelters and refiners to validate the smelters and refiners provided by suppliers.

•	Educate and train suppliers with respect to developments in conflict minerals compliance programs and encourage them to establish procedures to identify the origin of 3TGs.

•	Continue to engage with direct suppliers and direct them to training resources in order to increase the survey response rate and improve response content.

•	Expand capabilities of the Core Team by including additional subject matter experts in geographic regions such as Europe, the Middle East and Africa.

•	Provide continuing education of the Core Team and stakeholders on their on-going responsibilities with respect to conflict minerals compliance and any legislative or organizational developments.

•	Encourage suppliers that provided company or division level information for 2016 to provide product level information for 2017 through ongoing communications with these suppliers.

•
Maintain a global supplier screening program that requires our suppliers to provide information regarding 3TGs and requires each new in-scope direct supplier we add to our supply chain to provide a completed CMRT.

Attachment A
2016 Facility List
The following lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conflict-free.

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	Unknown
Gold	Advanced Chemical Company	UNITED STATES	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Yes
Gold	AURA-II	UNITED STATES	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangalore Refinery	INDIA	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	SOUTH KOREA	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Yes
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	DSC (Do Sung Corporation)	SOUTH KOREA	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Gujarat Gold Centre	INDIA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	SOUTH KOREA	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA	Yes
Gold	JSC Uralelectromed	RUSSIA	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Yes
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	SOUTH KOREA	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIA	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIA	Yes
Gold	PAMP S.A.	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox S.A.	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Remondis Argentia B.V.	NETHERLANDS	Unknown
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Samduck Precious Metals	SOUTH KOREA	Yes
Gold	SAMWON Metals Corp.	SOUTH KOREA	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Unknown
Gold	Torecom	SOUTH KOREA	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Unknown
Gold	Valcambi S.A.	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	Exotech Inc.	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Co., Ltd.	VIETNAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Yes
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Yes
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Unknown
Tin	Elmet S.L.U.	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	Yes
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT O.M. Indonesia	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIA	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Fallon	UNITED STATES	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIA	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Yes
Tungsten	Unecha Refractory metals plant	RUSSIA	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	SOUTH KOREA	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Attachment B
Countries of Origin
The following lists the countries of origin from which the reported facilities in Attachment A collectively source conflict minerals based on information provided by our suppliers and the CFSI.

ANGOLA	LAOS
ARGENTINA	LUXEMBOURG
AUSTRALIA	MADAGASCAR
AUSTRIA	MALAYSIA
BELGIUM	MONGOLIA
BOLIVIA	MOZAMBIQUE
BRAZIL	MYANMAR
BURUNDI	NAMIBIA
CAMBODIA	NETHERLANDS
CANADA	NIGERIA
CENTRAL AFRICAN REPUBLIC	PERU
CHILE	PORTUGAL
CHINA	REPUBLIC OF CONGO
COLOMBIA	RUSSIA
COTE D’IVOIRE	RWANDA
CZECH REPUBLIC	SIERRA LEONE
DEMOCRATIC REPUBLIC OF CONGO	SINGAPORE
DJIBOUTI	SLOVAKIA
ECUADOR	SOUTH AFRICA
EGYPT	SOUTH KOREA
ESTONIA	SOUTH SUDAN
ETHIOPIA	SPAIN
FRANCE	SURINAME
GERMANY	SWITZERLAND
GUYANA	TAIWAN
HUNGARY	TANZANIA
INDIA	THAILAND
INDONESIA	UGANDA
IRELAND	UNITED KINGDOM
ISRAEL	UNITED STATES
JAPAN	VIETNAM
KAZAKHSTAN	ZAMBIA
KENYA	ZIMBABWE